UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
AK STEEL HOLDING CORPORATION

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Stockholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on May 26, 2011
Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy materials, which include the Notice and Proxy Statement, Annual Report on Form 10-K and a Letter to Stockholders from the Chairman, President and Chief Executive Officer, and access to the proxy voting site are available at:
Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/aks to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials — If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 15, 2011 to facilitate timely delivery.

Stockholder Meeting Notice

AK Steel Holding Corporation’s Annual Meeting of Stockholders will be held on on Thursday, May 26, 2011 at The Ritz Carlton Hotel Chicago, 160 E. Pearson Street, Chicago, Illinois 60611, at 1:30 p.m. Central Time.
Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.
The Board recommends a vote “FOR” Proposals 1, 2 and 3 and for the option of “THREE YEARS” on Proposal 4.
1.	To elect as Directors of the Company the ten candidates nominated by the Board (Proposal 1);

2.	To ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011 (Proposal 2);

3.	To approve, by a non-binding advisory vote, the compensation of our Named Executive Officers (Proposal 3); and

4.	To select, by a non-binding advisory vote, the frequency for future stockholder votes concerning Named Executive Officer compensation (Proposal 4).
PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to AK Steel Holding Corporation’s 2011 Annual Meeting of Stockholders:
The Ritz Carlton Hotel Chicago
160 E. Pearson Street
Chicago, Illinois 60611
From North and Northwest:
•	Take I-90/94 East (Kennedy Expressway/Edens Expressway) to Ohio Street (Ohio is a one-way street going east)
•	Follow Ohio Street 1 mile (1.6 kilometers) to Michigan Avenue
•	Turn left onto Michigan Avenue (heading north) for six blocks to Pearson Street
•	Turn right on Pearson (heading east), half a block to the Hotel entrance
•	The Hotel will be on your left-hand side
Directions from Midway Airport
•	From the airport, turn right (north) onto Cicero Avenue
•	Take I-55 North (Stevenson Expressway)
•	Take I-90/94 West (Kennedy Expressway)
•	Exit onto Ohio Street
•	Follow Ohio Street to Michigan Avenue
•	Turn left (north) onto Michigan Avenue and follow for six blocks
•	Turn right onto Pearson Street
•	The Ritz Carlton Hotel Chicago is a half block down Pearson Street on the left-hand side
From South and East:
•	Take I-90/94 West (Dan Ryan Expressway) to Ohio Street (Ohio is a one-way street going east)
•	Follow Ohio Street 1 mile (1.6 kilometers) to Michigan Avenue
•	Turn left on Michigan Avenue and drive six blocks to Pearson Street
•	Turn right on Pearson, half a block to the Hotel entrance
•	The Hotel will be on your left-hand side

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
→	Internet – Go to www.envisionreports.com/aks. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.
→	Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.
→	Email – Send email to investorvote@computershare.com with “Proxy Materials AK Steel Holding Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 15, 2011.

01BDRC